Exhibit 99.1

Morningstar Media Contact: Sarah Wirth, +1 602 448-4206 or sarah.wirth@morningstar.com

Sustainalytics Media Contact: Sarah Cohn, +1 646 963-6944 or sarah.cohn@sustainalytics.com

Investor Relations Contact: Barbara Noverini, CFA, +1 312 696-6164 or barbara.noverini@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar to Acquire Sustainalytics and Expand Access to ESG Research, Data, and Analytics for Investors Worldwide

Two firms will join forces to empower all types of investors to drive long-term, meaningful outcomes that contribute to a just and sustainable global economy

CHICAGO/AMSTERDAM, April 21, 2020—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today announced it has reached an agreement to acquire Sustainalytics, a globally recognized leader in environmental, social, and governance (ESG) ratings and research. Morningstar currently owns an approximate 40% ownership stake in Sustainalytics, first acquired in 2017, and will purchase the remaining approximate 60% of Sustainalytics shares upon closing of the transaction.

The transaction consideration includes a cash payment at closing of approximately EUR 55 million (subject to certain potential adjustments) and additional cash payments in 2021 and 2022 based on a multiple of Sustainalytics’ 2020 and 2021 fiscal year revenues. Based on the upfront consideration, Morningstar estimates the enterprise value of Sustainalytics to be EUR 170 million. The closing of the transaction is subject to customary closing conditions and is expected to occur early in the third quarter of 2020.

“Modern investors in public and private markets are demanding ESG data, research, ratings, and solutions in order to make informed, meaningful investing decisions. From climate change to supply-chain practices, the nature of the investment process is evolving and shining a spotlight on demand for stakeholder capitalism. Whether assessing the durability of a company’s economic moat or the stability of its credit rating, this is the future of long-term investing,” said Morningstar Chief Executive Officer Kunal Kapoor. “By coming together, Morningstar and Sustainalytics will fast-track our ability to put independent, sustainable investing analytics at every level – from a single security through to a portfolio view – in the hands of all investors. Morningstar helped democratize investing, and we will do even more to extend Sustainalytics’ mission of helping create a just and sustainable global economy to more investors.”

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For more than 25 years, Sustainalytics has been ahead of the curve, recognizing the need to provide ESG solutions to investors, banks, and companies worldwide. The firm is widely known for its security-level ESG Risk Ratings – which are integrated into institutional investment processes and underpin numerous indexes and sustainable investment products – as well as serving an ever-increasing number of use cases across the emerging sustainable finance landscape. Sustainalytics offers data on 40,000 companies worldwide and ratings on 20,000 companies in 172 countries.

 Since 2016, Morningstar and Sustainalytics have teamed up to supply investors around the world with new analytics, including: the industry’s first sustainability rating for funds, rooted in Sustainalytics’ company-level ESG ratings; a global sustainability index family; and a large span of sustainable portfolio analytics that includes carbon metrics and controversial product involvement data. With this acquisition, Morningstar plans to continue to invest in Sustainalytics’ existing business while also further integrating ESG data and insights across Morningstar’s existing research and solutions for all segments, including individual investors, advisors, private equity firms, asset managers and owners, plan sponsors, and credit issuers.

"Sustainalytics welcomes the opportunity to join the Morningstar family. Our collaboration over the past several years has helped to extend the understanding and use of ESG insights and strategies to a multitude of investors, advisors, asset owners and managers across the globe," said Sustainalytics Chief Executive Officer Michael Jantzi. “This new ownership structure will amplify our ability to bring meaningful ESG insights, products, and services to the global investment community and to companies around the world. Importantly, I am thrilled that my colleagues and I are joining a firm with a belief in our mission and intent to help us further expand our reach.”

Dutch-domiciled Sustainalytics has a global business that includes more than 650 employees worldwide spanning 16 locations, and all are planned to join the Morningstar family under the existing Sustainalytics leadership team. Morningstar intends to fund the transaction with a mix of cash and debt. The transaction is expected to have minimal dilution to net income per share post-closing, excluding any impacts of purchase accounting and deal-related expenses, as the company expects to incur costs to integrate certain capabilities and fund growth opportunities.

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About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia and Asia. The Company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, as well as institutional investors in the debt and private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately US$233 billion in assets under advisement and management as of Dec. 31, 2019. The company has operations in 27 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on Twitter @MorningstarInc.

About Sustainalytics

Sustainalytics is a leading independent ESG and corporate governance research, ratings and analytics firm that supports investors around the world with the development and implementation of responsible investment strategies. For more than 25 years, the firm has been at the forefront of developing high-quality, innovative solutions to meet the evolving needs of global investors. Today, Sustainalytics works with hundreds of the world’s leading asset managers and pension funds who incorporate ESG and corporate governance information and assessments into their investment processes. Sustainalytics also works with hundreds of companies and their financial intermediaries to help them consider sustainability in policies, practices and capital projects. With 16 offices globally, Sustainalytics has more than 650 staff members, including more than 200 analysts with varied multidisciplinary expertise across more than 40 industry groups. For more information, visit www.sustainalytics.com.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; liability related to cybersecurity and the protection of confidential information, including personal information about individuals; failing to differentiate our products and continuously create innovative, proprietary research tools and financial advisor software; inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit ratings operations; volatility in the financial sector, global markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business; trends in the asset management industry, including the increasing adoption of investment strategies and portfolios relying on passively managed investment vehicles and increased industry consolidation; liability relating to the collection or distribution of information and data we collect and produce or errors included therein; an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers; the failure of acquisitions and other investments to produce the results we anticipate; the failure to recruit, develop, and retain qualified employees; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and the failure to protect our intellectual property rights or claims of intellectual property infringement against us. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

©2020 Morningstar, Inc. All rights reserved.

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